Exhibit 99.1

Opiant Pharmaceuticals, Inc. Announces Phase I Data for OPNT002 in Development for the Treatment of Alcohol Use Disorder

Intravail® Increased the Rate of Absorption of Intranasal Naltrexone

No Serious Adverse Events or Evidence of Nasal Irritation

Contract Signed with Renaissance to Advance Product Development

SANTA MONICA, California – July 19, 2017 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB:OPNT), a specialty pharmaceutical company developing pharmacological treatments for addictions and eating disorders, today announced results from a Phase 1 trial of OPNT002, an intranasally dosed (IN) formulation of the opioid antagonist naltrexone hydrochloride (naltrexone), in development for the treatment of Alcohol Use Disorder (AUD). This study was conducted under a clinical trial agreement between Opiant and the National Institute of Drug Abuse (NIDA), a division of the National Institutes of Health (NIH). The study examined the effects of Intravail®, an absorption enhancer, on the pharmacokinetic properties of IN naltrexone in healthy volunteers. The trial also assessed the safety of IN naltrexone, particularly with respect to nasal irritation. Opiant has also signed an agreement with Renaissance to initiate work on the product development.

Some notable Phase 1 findings include:

•	Intravail®, recently licensed by Opiant from Aegis Therapeutics, increased the maximal plasma concentrations (Cmax) of IN naltrexone by almost three-fold compared to IN naltrexone alone.

•	The addition of Intravail® significantly accelerated the time (Tmax) to reach maximum observed plasma concentrations of naltrexone, from 30 minutes to 10 minutes.

•	No safety or tolerability concerns were identified; there was no evidence of nasal irritation.

“Naltrexone is a well-known treatment for AUD, and this study sheds new light on the potential clinical benefits of combining intranasally administered naltrexone with Intravail®,” said Stephanie Samples O’Malley, PhD, Professor of Psychiatry; Director, Division of Substance Abuse Research in Psychiatry; Deputy Chair, Clinical Research at Yale School of Medicine and consultant to Opiant Pharmaceuticals. “Although the sample size of this study is small, these data suggest that pairing Intravail® with IN naltrexone enhances the effect of the drug which could support the development of a new method for treating AUD.”

Phil Skolnick, Ph.D., D.Sc. (hon.), Chief Scientific Officer at Opiant Pharmaceuticals, Inc. added, “We are very excited by the observed changes in the pharmacokinetic properties of intranasal naltrexone when combined with Intravail®, particularly the ability of Intravail® to reduce the time needed to reach maximum plasma concentrations, which implies a more rapid onset of action. Although additional clinical work is required, the ability to rapidly deliver an intranasal dose of naltrexone on an ‘as needed’ basis has the potential to offer patients a much-needed innovation in the treatment of AUD.”

Study Design:

This study was an in-patient, open-label, four-period, four-treatment, one-sequence, crossover design. Subjects were 14 healthy male and female volunteers ages 18 to 55 with no pre-existing nasal abnormalities. Each subject received four naltrexone treatments during the four dosing periods.

Summary of topline data:

When the IN naltrexone formulation included Intravail®, the maximum plasma concentration (Cmax) increased 3-fold and the median time to reach the maximum observed plasma concentration (Tmax) decreased from 30 minutes to 10 minutes. The median time to reach maximum observed plasma concentration of IN naltrexone administered with Intravail was also more rapid than an intramuscular injection. Absorption of naltrexone after oral administration of 50 mg was slower than either IN or IM administration at earlier time points.

All treatments were considered safe and well tolerated, with no severe or serious adverse events (AEs) observed.

Opiant has signed a contract manufacturing agreement with Renaissance (Lakewood, NJ) to begin work on optimizing an IN naltrexone formulation for Phase II studies. “Signing this agreement represents significant progress towards advancing this pipeline,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “We worked with Renaissance (previously DPT) for commercial manufacturing of the NARCAN Nasal Spray, so we have a high degree of confidence in their ability to deliver.”

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for addictions and eating disorders. NIDA, a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

About Intravail®

Intravail® drug delivery technology facilitates non-invasive delivery of a broad range of non-peptide and peptide drugs, as well as non-invasive delivery of protein drugs that can currently only be administered by injection, via the oral, buccal, and intranasal administration routes, with high bioavailability and increased speed of absorption.

About Naltrexone

Naltrexone is a high affinity opioid receptor antagonist.  Initially approved by the FDA to treat opioid use disorders, subsequent clinical studies led to its approval to treat AUDs in 1994. Both clinical and preclinical studies have demonstrated that that alcohol consumption triggers the release of endorphins and enkephalins, naturally occurring opioid like peptides. By blocking the effects of these molecules at opioid receptors, naltrexone reduces craving for alcohol as well as the amount of alcohol consumed.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Opiant or any other person that the objectives and plans of Opiant will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Investors:

Sam Martin

Argot Partners

sam@argotpartners.com

212-600-1902